SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 31, 2007
PACCAR Inc
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14817 (Commission File Number)	91-0351110 (IRS Employer Identification No.)
777 106th Avenue NE, Bellevue, WA 98004
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (425) 468-7400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 31, 2007, the Compensation Committee of the Board of Directors of PACCAR Inc approved performance-based restricted stock awards to its named executive officers pursuant to the terms of the Long Term Incentive Plan (LTIP). Each grant of restricted stock is evidenced by a restricted stock agreement substantially in the form attached hereto as Exhibit 99.1. The Committee also amended Sections 7(c), 8(b) and 21 of the 2006 Restricted Stock Award Agreement. The form of Amended 2006 Restricted Stock Award Agreement is attached as Exhibit 99.2. Amended Section 7(c) states that all restricted shares vest on retirement, death or disability. Amended Section 8(b) states that the Committee’s determination of the reason for an executive’s departure is final. Amended Section 21 provides that share adjustments shall be made to prevent dilution or enlargement of rights.
The Committee also determined that, effective with the Company’s August 10, 2006 stock dividend, all changes to the number or value of the Company’s common shares because of a stock dividend, merger or other event as stated in Article 10 of the Long Term Incentive Plan will result in proportional adjustments to the number of shares available for a share match under the Long Term Incentive Plan’s restricted stock share match program to prevent the dilution or enlargement of rights. A corresponding amendment to Section 21 of the form Share Match Restricted Stock Award Agreement was approved and an Amended Share Match Restricted Stock Award Agreement is attached as Exhibit 99.3.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits.
The following are furnished as Exhibits to this Report.

Exhibit
Number	Description
99.1	Form of Restricted Stock Award Agreement.
99.2	Amended 2006 Restricted Stock Award Agreement
99.3	Amended Form of Share Match Restricted Stock Award Agreement
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date: February 5, 2007	By:	/s/ D. C. Anderson

D. C. Anderson Vice President and General Counsel